EXHIBIT 99.1
Sila Realty Trust Announces First Quarter 2026 Results
TAMPA, Fla. May 7, 2026 - Sila Realty Trust, Inc. (NYSE: SILA) (“Sila”, the “Company”, “we”, “our”, or “us”), a net lease real estate investment trust (“REIT”) with a strategic focus on investing in the growing and resilient healthcare sector, today announced operating results for the first quarter ended March 31, 2026.
Highlights for the quarter ended March 31, 2026:
•Net income of $12.4 million, or $0.22 per diluted share
•Cash net operating income*, or Cash NOI, of $46.3 million
•Adjusted funds from operations*, or AFFO, of $33.5 million, or $0.61 per diluted share
•Declared and paid cash distributions per share of $0.40 for the quarter
•On January 15, 2026, the Company acquired one inpatient rehabilitation facility for $43.3 million in Oklahoma City, Oklahoma
•The Company sold four healthcare facilities for an aggregate of $25.1 million, generating net proceeds of $24.8 million, after transaction costs
Subsequent Events
•On April 19, 2026, the Company entered into a definitive merger agreement, or the Merger Agreement, pursuant to which certain affiliates of Blue Owl Real Estate Capital LLC, Sunshine Ultimate Parent LLC, a Delaware limited liability company, or the Parent, and Sunshine Holding REIT LLC, a Delaware limited liability company and wholly owned subsidiary of the Parent, or the Merger Sub, will acquire all outstanding shares of common stock of the Company for $30.38 per share, or the Merger Consideration, in an all-cash transaction valued at approximately $2.4 billion. The Merger Agreement provides that the Company will merge with and into Merger Sub (such merger transaction, the "Merger"), with Merger Sub being the surviving entity, or the Surviving Entity, in the Merger.

At the effective time of the Merger, or the Merger Effective Time, each share of Common Stock, par value $0.01 per share, of the Company that is issued and outstanding immediately prior to the Merger Effective Time will automatically vest and be cancelled and terminated and converted into the right to receive the Merger Consideration. The transaction, which has been unanimously approved by the Company's Board of Directors, or the Board, is expected to close in the second or third quarter of 2026, subject to approval by the Company's stockholders and other customary closing conditions. During the pendency of the transaction, the Company is permitted under the Merger Agreement to pay up to two regular quarterly dividends.

Subject to and upon completion of the transaction, the Company will become a private company, and shares of the

Common Stock will be de-registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will no longer trade on the NYSE. In certain specified circumstances further described in the Merger Agreement, in connection with the termination of the Merger Agreement, the Company will be required to pay Parent a termination payment of approximately $55.7 million, pursuant to the terms of the Merger Agreement.
•On May 6, 2026, the Board, authorized a quarterly cash dividend of $0.40 per share of common stock payable on June 4, 2026, to the Company's stockholders of record as of the close of business on May 20, 2026

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Financial Results
Net Income
Our GAAP net income for the first quarter of 2026 was $12.4 million, or $0.22 per diluted share, compared to $7.9 million, or $0.14 per diluted share, for the first quarter of 2025.
Cash NOI
Cash NOI was $46.3 million for the first quarter of 2026, as compared to $41.2 million for the first quarter of 2025. The increase in Cash NOI is primarily the result of acquisitions, cash proceeds received from a tenant for development costs that are related to lessor-owned assets, decreased operating costs at the Stoughton Healthcare Facility due to the demolition of the building and same-store Cash NOI growth of 0.7%. The increase was partially offset by property dispositions.
AFFO
AFFO was $33.5 million, or $0.61 per diluted share, during the first quarter of 2026, compared to $29.4 million, or $0.53 per diluted share, during the first quarter of 2025.
Real Estate Portfolio Highlights
Investment Activity
During the quarter ended March 31, 2026, the Company acquired an inpatient rehabilitation facility in Oklahoma City, or the Oklahoma City Healthcare Facility X, comprising approximately 53,000 rentable square feet, for an aggregate purchase price of

$43.3 million. The Oklahoma City Healthcare Facility X is 100% leased under an absolute net lease to Oklahoma City Rehabilitation Hospital, LLC, with a lease expiration in 2046.
During the quarter ended March 31, 2026, the Company sold the Saginaw Healthcare Facility for a sales price of $14.5 million, generating net proceeds of $14.3 million, after transaction costs.
During the quarter ended March 31, 2026, the Company sold the Henderson Healthcare Facility and the Las Vegas Healthcare Facility II for an aggregate sales price of $9.0 million, generating net proceeds of $8.9 million, after transaction costs.
During the quarter ended March 31, 2026, the Company sold the Alexandria Healthcare Facility for a sales price of approximately $1.6 million, generating net proceeds of $1.5 million, after transaction costs.
Portfolio
As of March 31, 2026, Sila's well diversified real estate portfolio consisted of 137 properties comprising approximately 5.3 million rentable square feet. The weighted average remaining lease term was 10.1 years with 24.9% of annualized base rent maturing in the next five years and a weighted average fixed rent escalation rate of 2.1%, excluding leases tied to the consumer price index.
As of March 31, 2026, the percentage of rentable square feet leased was 98.7%, consistent with the fourth quarter of 2025.
Balance Sheet and Capital Markets Activities
Sila had a strong balance sheet as of March 31, 2026, with its liquidity position totaling approximately $465.8 million, consisting of $30.8 million in cash and cash equivalents and $435.0 million of availability under its unsecured credit facilities.
Total principal debt outstanding under the unsecured credit facilities as of March 31, 2026, was $690.0 million. Of the $690.0 million, $525.0 million was fixed through 10 interest rate swap agreements. As of March 31, 2026, the Company's weighted average interest rate on the total principal debt outstanding was 4.7%, including the impact of the interest rate swap agreements. As of March 31, 2026, net debt to enterprise value was approximately 33.4%.
Distributions
The Company's dividend payout to AFFO ratio was 66.7% for the quarter ended March 31, 2026. On May 6, 2026, the Board approved and authorized a quarterly cash dividend of $0.40 per share of common stock payable on June 4, 2026, to the Company's stockholders of record as of the close of business on May 20, 2026. The quarterly cash dividend of $0.40 per share represents an annualized amount of $1.60 per share.
Conference Call and Webcast
In light of the announcement of the pending Merger between the Company and certain affiliates of Blue Owl Real Estate Capital LLC, the Company will not host a conference call and webcast to discuss its financial results for the quarter ended March 31, 2026.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc., headquartered in Tampa, Florida, is a net lease real estate investment trust with a strategic focus on investing in the growing and resilient healthcare sector. The Company invests in high quality healthcare facilities along the continuum of care in the pursuit of generating predictable, durable, and growing income streams. Sila's portfolio comprises high quality tenants in geographically diverse facilities, which are positioned to capitalize on the dynamic delivery of healthcare to patients. As of March 31, 2026, the Company owned 137 real estate properties and three undeveloped land parcels, located in 65 markets across the United States. For more information, please visit the Company's website at www.silarealtytrust.com.
Forward-Looking Statements
Certain statements contained herein, other than historical facts, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” "seek," "endeavor," and other similar words, including statements about and references to, in particular, liquidity and capital resources, capital expenditures, material cash requirements, debt service requirements, macroeconomic factors, including expected interest rates, interest rate hedging impacts and practices and inflation, the ability of our tenants to satisfy their rent and other obligations under their leases, tariffs and changes in other governmental policies, including the impacts of the government shutdown, term loan requirements, share repurchases, our acquisitions and dispositions, leases, dividends, distributions, strategies, transactions, goals, objectives prospects and the consummation of the Merger. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement and the costs related to such proceedings, (iii) the risk that stockholder litigation or other proceedings in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, (iv) unanticipated difficulties or expenditures relating to the proposed transaction, the response of the Company’s tenants and business partners to the announcement of the proposed transaction, potential difficulties with the Company’s ability to retain and hire key personnel and maintain its business relationships, including those with tenants and other third parties, as a result of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, (v) changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact the Company or its tenants, (vi) fluctuations in interest rates and the costs and availability of financing, (vii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, (viii) the ability to recognize the anticipated benefits of the proposed transaction and (ix) the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated. Additional factors include those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2025 Annual Report on Form 10-K, as filed with the SEC on February 25, 2026, a copy of which is available at

www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings, public conference calls, and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases, public conference calls and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached as Exhibit 99.2 to the Current Report on Form 8-K filed on May 7, 2026.
Investor Contact:
Miles Callahan, Senior Vice President - Acquisitions, Capital Markets, Research & Credit
833-404-4107
IR@silarealtytrust.com

Condensed Consolidated Balance Sheets (amounts in thousands, except share data and per share amounts)

	(Unaudited)
	March 31, 2026	December 31, 2025
ASSETS
Real estate:
Land	$170,865	$171,848
Buildings and improvements, less accumulated depreciation of $335,713 and $331,437, respectively	1,623,478	1,616,905
Total real estate, net	1,794,343	1,788,753
Cash and cash equivalents	30,778	32,288
Real estate related notes receivable, net of current expected credit loss reserve of $205 and $180, respectively	17,116	17,106
Intangible assets, less accumulated amortization of $112,584 and $112,292, respectively	114,709	116,693
Goodwill	17,432	17,635
Right-of-use assets - operating leases	34,613	35,008
Right-of-use assets - finance lease	1,901	1,901
Other assets	85,983	85,119
Total assets	$2,096,875	$2,094,503
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $1,562 and $1,878, respectively	$688,438	$674,122
Accounts payable and other liabilities	37,844	42,183
Intangible liabilities, less accumulated amortization of $9,254 and $8,939, respectively	5,495	5,810
Operating lease liabilities	40,450	41,013
Finance lease liabilities	69	77
Total liabilities	772,296	763,205
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 62,066,544 and 61,939,043 shares issued, respectively; 54,954,347 and 54,876,558 shares outstanding, respectively	550	549
Additional paid-in capital	1,994,960	1,994,960
Distributions in excess of accumulated earnings	(672,956)	(663,197)
Accumulated other comprehensive income (loss)	2,025	(1,014)
Total stockholders’ equity	1,324,579	1,331,298
Total liabilities and stockholders’ equity	$2,096,875	$2,094,503

Condensed Consolidated Quarterly Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts) (unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Rental revenue	$52,060	$48,256
Real estate related notes receivable interest income	605	—
Total revenues	52,665	48,256
Expenses:
Rental expenses	6,038	6,326
General and administrative expenses	4,978	5,698
Depreciation and amortization	19,908	17,762
Impairment losses	—	3,531
Demolition costs	986	—
Total operating expenses	31,910	33,317
Other income (expense):
Gain on dispositions of real estate	2,473	—
Interest and other income	163	455
Interest expense	(9,044)	(7,325)
Increase in current expected credit loss reserve	(25)	(171)
Merger-related costs	(1,902)	—
Total other expense	(8,335)	(7,041)
Net income attributable to common stockholders	$12,420	$7,898
Other comprehensive income (loss) - unrealized gain (loss) on interest rate swaps, net	3,039	(7,138)
Comprehensive income attributable to common stockholders	$15,459	$760
Weighted average number of common shares outstanding:
Basic	54,933,931	55,130,665
Diluted	55,423,778	55,620,892
Net income per common share attributable to common stockholders:
Basic	$0.23	$0.14
Diluted	$0.22	$0.14

Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. In the real estate industry, analysts and investors employ certain non-GAAP supplemental financial measures in order to facilitate meaningful comparisons between periods and among peer companies. We believe that the non-GAAP financial measures we disclose are useful to investors to consider because they may assist them to better understand and measure the performance of our business over time and against similar companies. We use the following non-GAAP financial measures: Funds From Operations, or FFO, Core Funds From Operations, or Core FFO, AFFO, and Cash NOI. Our definitions and calculations of these non-GAAP financial measures may not be the same as similar measures reported by other REITs.
A description of FFO, Core FFO, and AFFO, and reconciliations of these non-GAAP measures to net income, the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.

Reconciliation of Net Income to FFO, Core FFO and AFFO (amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Net income attributable to common stockholders	$12,420	$7,898
Adjustments:
Depreciation and amortization of real estate assets	19,880	17,737
Gain on dispositions of real estate	(2,473)	—
Impairment losses	—	3,531
FFO	$29,827	$29,166
Adjustments:
Severance	102	11
Write-off of straight-line rent receivables related to prior periods	—	3
Accelerated stock-based compensation	47	—
Amortization of above (below) market lease intangibles, including ground leases, net	15	23
Loss on extinguishment of debt	—	233
Increase in current expected credit loss reserve	25	171
Demolition costs	986	—
Merger-related costs	1,902	—
Core FFO	$32,904	$29,607
Adjustments:
Deferred rent(1)	1,812	319
Straight-line rent adjustments	(3,009)	(2,391)
Amortization of deferred financing costs	725	652
Amortization of fees on real estate related notes receivable	(35)	—
Stock-based compensation	1,150	1,261
AFFO	$33,547	$29,448

(1)    The deferred rent related to the three months ended March 31, 2026 represents cash proceeds received from the tenant for development costs that are related to lessor-owned assets at the El Segundo Healthcare Facility. These proceeds are recognized over time in straight-line rent adjustments within rental revenues. The deferred rent related to the three months ended March 31, 2025 represents rent received on a property that was under development. This property was placed in service in December 2025 and therefore, subsequent rent received is reflected in rental revenue and the prior deferred revenue is recognized over time in straight-line rent adjustments within rental revenues.
FFO
FFO is calculated consistent with the National Association of Real Estate Investment Trusts, or Nareit's, definition, as net income (calculated in accordance with GAAP), excluding gains and losses from sales of real estate assets, impairment of real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and depreciation and amortization of real estate assets. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. We do not have any investments in unconsolidated partnerships or joint ventures. We believe FFO provides a useful understanding of our performance to investors and to our management, and when compared to year over year, FFO reflects the impact on our operations from trends in occupancy. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than the Company does, making comparisons less meaningful.

Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of certain GAAP non-cash income and expense items, unusual and infrequent items that are not expected to impact its operating performance on an ongoing basis, items that affect comparability to prior periods and/or items that are not related to its core real estate operations. Excluded items include severance, write-off of straight-line rent receivables related to prior periods, accelerated stock-based compensation, amortization of above- and below-market lease intangibles (including ground leases), loss on extinguishment of debt, changes in the current expected credit loss reserve, demolition costs and merger-related costs. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.
AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs, amortization of fees on our real estate related notes receivable, and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operating performance and more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.

Reconciliation of Net Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Rental revenue	$52,060	$48,256
Rental expenses	(6,038)	(6,326)
Net operating income	46,022	41,930
Adjustments:
Straight-line rent adjustments, net of write-offs	(3,009)	(2,388)
Amortization of above (below) market lease intangibles, including ground leases, net	15	23
Internal property management fee	1,412	1,299
Deferred rent(1)	1,812	319
Cash NOI	46,252	41,183
Non-same store cash NOI	(5,533)	(745)
Same store cash NOI	40,719	40,438
Real estate related notes receivable interest income	605	—
General and administrative expenses	(4,978)	(5,698)
Depreciation and amortization	(19,908)	(17,762)
Impairment losses	—	(3,531)
Demolition costs	(986)	—
Merger-related costs	(1,902)	—
Gain on dispositions of real estate	2,473	—
Interest and other income	163	455
Interest expense	(9,044)	(7,325)
Increase in current expected credit loss reserve	(25)	(171)
Straight-line rent adjustments, net of write-offs	3,009	2,388
Amortization of above (below) market lease intangibles, including ground leases, net	(15)	(23)
Internal property management fee	(1,412)	(1,299)
Deferred rent(1)	(1,812)	(319)
Non-same store cash NOI	5,533	745
Net income attributable to common stockholders	$12,420	$7,898

(1)     The deferred rent related to the three months ended March 31, 2026 represents cash proceeds received from the tenant for development costs that are related to lessor-owned assets at the El Segundo Healthcare Facility. These proceeds are recognized over time in straight-line rent adjustments within rental revenues. The deferred rent related to the three months ended March 31, 2025 represents rent received on a property that was under development. This property was placed in service in December 2025 and therefore, subsequent rent received is reflected in rental revenue and the prior deferred revenue is recognized over time in straight-line rent adjustments within rental revenues.
NOI
The Company defines net operating income or loss, or NOI, a non-GAAP financial measure, as rental revenue, less rental expenses, on an accrual basis.

Same Store Properties
In order to evaluate the overall portfolio, management analyzes the NOI of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income. There were 128 same store properties for the quarters ended March 31, 2026 and 2025.
Cash NOI
The Company defines Cash NOI as NOI for its properties excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of above- and below-market lease intangibles (including ground leases) and internal property management fees, then including deferred rent received in cash. Cash NOI is used to evaluate the cash-based performance of the Company’s real estate portfolio. Same store Cash NOI is calculated to exclude non-same store Cash NOI. The Company believes that NOI and Cash NOI both serve as useful supplements to net income because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. Other real estate companies may use different methodologies for calculating Cash NOI and, accordingly, the Company’s Cash NOI may not be comparable to other real estate companies. The Company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio.